NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           ON MAY 14, 1997

                           J.P. Morgan & Co. Incorporated
                           60 Wall Street, New York, NY 10260-0060



             JPMorgan The Annual Meeting of Stockholders of J.P. Morgan & Co. Incorporated ("Morgan") will be held in Morgan Hall West, 46th Floor, 60 Wall Street, New York, New York, on Wednesday, May 14, 1997 at 11:00 a.m., for the following purposes:

                           (1) To elect fourteen Directors to hold office until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified;

                           (2) To consider and vote upon a proposal to approve the designation of the independent accounting firm of Price Waterhouse LLP to perform certain auditing functions for Morgan and its consolidated subsidiaries for the year 1997;

                           (3) To consider and vote upon a stockholder-proposed resolution set forth under "Stockholder Proposal Relating to Cumulative Voting" in the Proxy Statement;

                           (4) To consider and vote upon a stockholder-proposed resolution set forth under "Stockholder Proposal Relating to Director Term Limits" in the Proxy Statement; and

                           (5) To act upon such other matters as may properly come before such meeting or any adjournment thereof.



                           Stockholders of record at the close of business on March 14, 1997 will be entitled to vote at the meeting and at any adjournment thereof.




                           Dated: March 24, 1997               Rachel F. Robbins
                                                               Secretary











                           YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE PROXY SUBMITTED HEREWITH IN THE RETURN ENVELOPE PROVIDED FOR YOUR USE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                           PROXY STATEMENT
                           This statement is furnished in connection with the solicitation of proxies by the Board of Directors of J.P. Morgan & Co. Incorporated ("Morgan") to be used in voting at the Annual Meeting of Stockholders of Morgan to be held on May 14, 1997 and at any adjournment thereof.

                           Stockholders whose names appeared of record on the books of Morgan at the close of business on March 14, 1997 will be entitled to vote at the meeting and at any adjournment thereof. On the record date for the meeting there were 181,998,937 shares of Common Stock of Morgan outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. Proxy material is being mailed to stockholders of record commencing March 24, 1997.


                      1    ELECTION OF DIRECTORS
                           Fourteen Directors of Morgan are to be elected at the annual meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified. Unless authority to vote for one or more Directors is withheld, it is intended that shares represented by Proxies in the accompanying form will be voted for the election of the persons listed below or, if any such person shall unexpectedly become unable or unwilling to accept nomination or election, for the election of such other person as the Board of Directors may recommend in his or her place. All of the persons listed below are Directors of Morgan now in office and are nominees for re-election. All nominees are currently Directors of Morgan Guaranty Trust Company of New York (the "Bank").

                           The name, age, principal occupation, business directorships and significant affiliations of an educational, charitable or civic nature of each nominee, are set forth below.

-------------------------------------------------------------------------------

DOUGLAS A. WARNER III Director since 1990. Age 50.
[PHOTO]
Chairman of the Board of Morgan and the Bank (since January 1995) and President of Morgan and the Bank (since January 1990). Member of the Executive Committees of Morgan and the Bank (Chairman since January 1995). Director of Anheuser-Busch Companies, Inc. and General Electric Company. Member of The Bankers Roundtable and The Business Roundtable. Vice Chairman of The Business Council. Trustee of Pierpont Morgan Library and Cold Spring Harbor Laboratory. Vice Chairman of Board of Managers and Board of Overseers of Memorial Sloan-Kettering Cancer Center. Member of Board of Counselors of Bechtel Group, Inc.




--------------------------------------------------------------------------------

RILEY P. BECHTEL  Director  since 1995. Age 45.
[PHOTO]
Chairman  (since January 1996),  Chief  Executive  Officer (since June 1990) and
Director (since August 1987) of Bechtel Group, Inc. (engineering and construction). Member of the Committee on Management Development and Executive Compensation of Morgan. Trustee of Thacher School. Member of American Society of Corporate Executives, The Business Council, The Business Roundtable and The Trilateral Commission. Member of Advisory Council of Stanford University Graduate School of Business and Dean's Advisory Council of Stanford University School of Law. Director of Jason Foundation for Education.



--------------------------------------------------------------------------------

MARTIN  FELDSTEIN  Director  since 1993.  Age 57.
[PHOTO]
President and Chief Executive Officer of National Bureau of Economic Research, Inc. (private, non-profit research organization) and Professor of Economics at Harvard University (since 1969). Member of the Audit Committee of Morgan and the Examining Committee and the Committee on Employment Policies and Benefits of the Bank. Director of TRW Inc. and American International Group, Inc. Member of Council on Foreign Relations, The Trilateral Commission, American Academy of Arts and Sciences, American Philosophical Society and Corporation of Massachusetts General Hospital.




--------------------------------------------------------------------------------

HANNA H. GRAY Director since 1976. Age 66.
[PHOTO]
President Emeritus and Harry Pratt Judson Distinguished Service Professor of History of The University of Chicago (since July 1993). Dr. Gray was President of The University of Chicago from July 1978 to July 1993. Chairman of the Committee on Trust Matters and member of the Committee on Director Nominations and Board Affairs of Morgan. Director of Ameritech Corp., Atlantic Richfield Company and Cummins Engine Co., Inc. Trustee of Andrew W. Mellon Foundation, Bryn Mawr College and Howard Hughes Medical Institute. Member of Council on Foreign Relations, American Academy of Arts and Sciences and American Philosophical Society. Regent of The Smithsonian Institution.

--------------------------------------------------------------------------------

JAMES R. HOUGHTON  Director since 1982. Age 60.
[PHOTO]
Retired Chairman of the Board of Corning Incorporated. Mr. Houghton was Chairman and Chief Executive Officer of Corning Incorporated from April 1983 to April 1996. Chairman of the Committee on Management Development and Executive
Compensation of Morgan. Member of the Executive Committees of Morgan and the Bank. Director of Corning Incorporated, Exxon Corporation and Metropolitan Life Insurance Company. Trustee of Corning Incorporated Foundation, Corning Museum of Glass, Metropolitan Museum of Art and Pierpont Morgan Library. Member of the Harvard Corporation.




--------------------------------------------------------------------------------

JAMES L. KETELSEN  Director  since 1977. Age 66.
[PHOTO]
Retired Chairman and Chief Executive Officer of Tenneco Inc. (diversified industrial). Mr. Ketelsen was Chairman of the Board of Tenneco Inc. from July 1978 to May 1992 and Chief Executive Officer from July 1978 to January 1992. Chairman of the Audit Committee and member of the Committee on Trust Matters of Morgan and Chairman of the Examining Committee of the Bank. Director of GTE Corporation and Sara Lee Corporation. Trustee of Northwestern University.




--------------------------------------------------------------------------------

JOHN A. KROL Director since 1997. Age 60.
[PHOTO]
Chief Executive Officer (since December 1995), President (since October 1995) and Director of E.I. du Pont de Nemours and Company (global chemical and energy). Mr. Krol was Vice Chairman of DuPont from March 1992 until October 1995 and Senior Vice President of DuPont Fibers from 1990 until 1992. Member of the Audit Committee of Morgan and the Examining Committee of the Bank. Director of Mead Corporation, National Association of Manufacturers, Delaware Art Museum and Wilmington 2000. Member of the Board of Trustees of Tufts University, University of Delaware and Corporate Liaison Board of American Chemical Society. Member of The Business Roundtable, The Business Council, Executive Committees of Delaware Business Roundtable and Business/Public Education Council. Trustee of Hagley Museum and U.S. Council for International Business.




--------------------------------------------------------------------------------

ROBERTO G. MENDOZA  Director  since 1990.  Age 51.
[PHOTO]
Vice Chairman of the Board of Morgan and the Bank (since January 1990) and member of the Executive Committees of Morgan and the Bank. Director of Consorcio de Alimentos Fabril-Pacifico, S.A., Mid Ocean Reinsurance Company Ltd. and Travelers/Aetna Property Casualty Corp.

--------------------------------------------------------------------------------

MICHAEL E. PATTERSON  Director since 1995. Age 55.
[PHOTO]
Vice Chairman of the Board of Morgan and the Bank (since December 1995) and member of the Executive Committees of Morgan and the Bank. Mr. Patterson was Chief Administrative Officer of Morgan and the Bank from November 1994 to December 1995 and Executive Vice President and General Counsel of Morgan and the Bank from March 1987 to November 1994. Director of Euroclear Clearance System S.C. and Euroclear Clearance System Public Limited Company. Trustee of Columbia University.



--------------------------------------------------------------------------------

LEE R. RAYMOND  Director since 1987.  Age 58.
[PHOTO]
Chairman of the Board and Chief Executive Officer (since April 1993) and Director of Exxon Corporation. Mr. Raymond was President of Exxon Corporation from January 1987 to April 1993. Chairman of the Committee on Director
Nominations and Board Affairs and member of the Committee on Management Development and Executive Compensation of Morgan. Chairman of American Petroleum Institute. Director of United Negro College Fund. Trustee of Southern Methodist University and Wisconsin Alumni Research Foundation. Member of The Business Council, The Business Roundtable, Council on Foreign Relations, Emergency Committee for American Trade, National Petroleum Council, The Trilateral Commission and The University of Wisconsin Foundation.



--------------------------------------------------------------------------------

RICHARD D. SIMMONS Director since 1990. Age 62.
[PHOTO]
Retired President of The Washington Post Company and International Herald Tribune. Mr. Simmons was President of International Herald Tribune from April 1989 to April 1996 and President of The Washington Post Company from September 1981 to May 1991. Member of the Committee on Trust Matters of Morgan and Chairman of the Committee on Employment Policies and Benefits of the Bank. Director of Union Pacific Corporation, The Washington Post Company and Yankee Publishing, Inc. Member of General Electric Investment Corporation Equity Advisory Board and council member of White Burkett Miller Center of Public Affairs at The University of Virginia.



--------------------------------------------------------------------------------

KURT F.  VIERMETZ(1)  Director since 1990. Age 57.
[PHOTO]
Vice Chairman of the Board of Morgan and the Bank (since January 1990) and member of the Executive Committees of Morgan and the Bank. Mr. Viermetz was Treasurer of the Bank from March 1986 to February 1990. Member of Supervisory Board of Hoechst AG and VEBA AG. Chairman of the Board of Munich American Reinsurance Company and Munich Management Corporation. Member of International Advisory Board of Metro Holding AG, Zug/Switzerland. Chairman of New York Stock Exchange International Capital Markets Advisory Committee. Member of Federal Reserve Bank of New York International Capital Markets Advisory Committee. Director of New York Philharmonic Society. Trustee of The Johns Hopkins University's American Institute for Contemporary German Studies. Member of Board of the American Council on Germany, New York.


1. Mr. Viermetz plans to retire later this year as Vice Chairman of Morgan, but will continue as a member of its Board of Directors.

--------------------------------------------------------------------------------

DENNIS  WEATHERSTONE  Director since 1979. Age 66.
[PHOTO]
Mr. Weatherstone was Chairman of the Board of Morgan and the Bank from January 1990 to January 1995 and Chairman of the Executive Committees of Morgan from February 1991 to January 1995 and the Bank from January 1991 to January 1995. Member of the Executive Committees of Morgan and the Bank and the Committee on Employment Policies and Benefits of the Bank. Member of International Council. Director of General Motors Corporation and Merck & Co., Inc. Director of L'Air Liquide. Director of Institute for International Economics. Independent member of Board of Banking Supervision of the Bank of England. Graduate member of The Business Council. Trustee of Alfred P. Sloan Foundation. Member of Economic Club of New York. President and Trustee of The Royal College of Surgeons Foundation, New York.



--------------------------------------------------------------------------------

DOUGLAS C. YEARLEY  Director since 1993. Age 61.
[PHOTO]
Chairman of the Board and Chief Executive Officer (since May 1989), President (since November 1991) and Director of Phelps Dodge Corporation. Mr. Yearley was President of Phelps Dodge Industries from 1988 until 1990 and Executive Vice President of Phelps Dodge Corporation from 1987 until 1989. Member of the Audit Committee and the Committee on Director Nominations and Board Affairs of Morgan and the Examining Committee of the Bank. Director of USX Corporation and Lockheed Martin Corporation. Chairman of International Copper Association and National Mining Association. Vice Chairman of American Mining Congress. Director of Copper Development Association. Member of Policy Committee of The Business Roundtable and The Business Council. Director of Phoenix Symphony. Trustee of Phoenix Art Museum.



--------------------------------------------------------------------------------

Included among the Committees of the Board of Directors of Morgan are an Audit Committee, the members of which are Messrs. Ketelsen (Chairman), Feldstein, Krol and Yearley, a Committee on Management Development and Executive Compensation, the members of which are Messrs. Houghton (Chairman), Bechtel and Raymond, a Committee on Director Nominations and Board Affairs, the members of which are Mr. Raymond (Chairman), Dr. Gray and Mr. Yearley, and a Committee on Trust Matters, the members of which are Dr. Gray (Chairman) and Messrs. Ketelsen and Simmons.

The Audit Committee, which met seven times during 1996, is responsible for overseeing the financial reporting process and the effectiveness of internal controls of Morgan and its consolidated subsidiaries, including the Bank, and for recommending to the Board of Directors of Morgan the designation for each year of independent accountants to examine the financial statements of Morgan and its consolidated subsidiaries.

The Committee on Management Development and Executive Compensation, which met five times during 1996, is responsible for (1) consultation with senior management of Morgan and the Bank and reporting to the appropriate Board regarding development of qualified replacements to succeed key executives of Morgan and the Bank; (2) reviewing and approving all awards and options granted under Morgan's incentive and stock plans except that awards and options granted to employees who are also Directors are approved by a committee composed of all non-employee Directors; (3) administration (or supervising the administration) of such plans; and (4) review of policies of Morgan and certain of its subsidiaries, including the Bank, with respect to officers' compensation.

The Committee on Director Nominations and Board Affairs, which met three times during 1996, is responsible for making recommendations to the Board of Directors with respect to the qualifications and nominations of Directors, Directors' functions, committees, compensation and retirement and other matters affecting Directors. In determining its recommendations to Morgan's Board, the Committee on Director Nominations and Board Affairs will consider nominees recommended by stockholders. Such stockholder recommendations should be made in writing, addressed to the Committee, attention of the Secretary of J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260-0060.

The Committee on Trust Matters, which met twice during 1996, is responsible for reviewing the general conduct of the business of the departments and affiliates of Morgan and the Bank engaged in investing and administering assets held for others in trust and investment management accounts.

Included among the Committees of the Board of Directors of the Bank are an Examining Committee, the members of which are Messrs. Ketelsen (Chairman), Feldstein, Krol and Yearley, and a Committee on Employment Policies and Benefits, the members of which are Messrs. Simmons (Chairman), Feldstein and Weatherstone.

The Examining Committee, which met seven times during 1996, is responsible for examinations of the Bank in accordance with New York State banking law.

The Committee on Employment Policies and Benefits, which met twice in 1996, is responsible for reviewing the Bank's Retirement, Profit Sharing, and Long-Term Disability Plans, Morgan's overseas benefit plans, non-officer salary and other benefits and employee relations and affirmative action programs.

During 1996 there were ten meetings of the Board of Directors of Morgan. Each Director of Morgan attended 75% or more of the aggregate number of meetings held during 1996 of the Morgan Board of Directors and the Morgan committees of which such Director was a member.

STOCK
OWNERSHIP OF
MANAGEMENT
                           The following table includes as of March 14, 1997, all Morgan stock-based holdings of each Director, each executive officer named in the Summary Compensation Table appearing on page 14, and all Directors and executive officers as a group, based upon information obtained from such persons. A list of current executive officers of Morgan is attached as Exhibit A hereto. Each individual beneficially owns less than 1% of Morgan Common Stock. Each person has sole investment and voting power with respect to the shares set forth under the "Stock" column unless otherwise noted:





--------------------------------------------------------------------------------
NAME OF INDIVIDUAL OR GROUP                             STOCK(1)     TOTAL(2)
--------------------------------------------------------------------------------


Douglas A. Warner III ..............................   435,369(3)  1,056,354
Roberto G. Mendoza .................................   334,325       823,121
Kurt F. Viermetz ...................................   367,552       587,425
Michael E. Patterson ...............................   258,939(4)    412,605
John A. Mayer Jr ...................................   199,007       336,016
Riley P. Bechtel ...................................       500           809
Martin Feldstein ...................................     1,000         2,149
Hanna H. Gray ......................................       800         2,210
James R. Houghton ..................................     1,000         2,410
James L. Ketelsen ..................................     7,800         9,210
John A. Krol .......................................       500           500
Lee R. Raymond .....................................       500         9,236
Richard D. Simmons .................................     1,000         2,410
Dennis Weatherstone ................................   729,614(5)    931,805
Douglas C. Yearley .................................     1,000(6)      2,274
All Directors and Executive Officers as a Group .... 2,660,506(7)  4,711,432
--------------------------------------------------------------------------------

(1) Includes shares of Morgan Common Stock beneficially owned, directly or indirectly. The column also includes the following shares of Common Stock which the individual(s) had the right to acquire within 60 days of March 14, 1997 through the exercise of options: Mr. Warner -- 392,723 shares; Mr. Mendoza -- 253,334 shares; Mr. Viermetz -- 253,334 shares; Mr. Patterson -- 254,222 shares; Mr. Mayer -- 185,254; Mr. Weatherstone -- 551,501 shares; all directors and executive officers as a group -- 2,203,141.

(2) Includes total stock-based holdings, including securities included in the "Stock" column (as described in footnote 1), plus non-voting interests, including restricted stock, deferred compensation accounted for as units of Morgan Common Stock, stock options that will not become exercisable within 60 days, awards of share credits under the Director Stock Plan (1992) described on page 8 and directors' fees deferred as units of Morgan Common Stock under the Deferred Compensation Plan for Directors' Fees described on page 8.

(3) Includes 6,000 shares owned by his spouse and 240 shares held in custodial accounts for his children. Mr. Warner disclaims beneficial ownership of such shares.

(4) Includes 4,717 shares held in trust for family members. Mr. Patterson disclaims beneficial ownership of all but 1,600 of such shares.

(5) Includes 161 shares owned by his son. Mr. Weatherstone disclaims beneficial ownership of such shares.

(6) Includes 1,000 shares held in trust for family members.

(7) As a group, beneficially owns 1.46% of Morgan Common Stock.

                           DIRECTORS AND EXECUTIVE OFFICERS
DIRECTOR
COMPENSATION

                           Each Director who is not an officer of Morgan or the Bank receives an annual retainer of $30,000 and a single meeting attendance fee of $1,200 for meetings of the Boards of Morgan and the Bank. Such Directors also receive annual retainers for service on committees of the Boards in amounts of $20,000 for the Chairmen and $12,500 for the members of the Audit Committee and the Committee on Management Development and Executive Compensation and $10,000 for the Chairmen and $7,500 for the members of the other committees. The members of the Audit Committee also serve on the Bank's Examining Committee but receive no additional retainer for such service. In addition, Directors are entitled to reimbursement for travel expenses for meetings of the Boards and committees thereof.

                           Under a Director Stock Plan (1992), as amended, Directors who are not officers of Morgan or the Bank receive annually an award of share credits for 400 shares of Morgan Common Stock for their service during the preceding year, which award is pro rated in the case of any Director who was not a Director for all of the preceding year. After termination of service as a Director, all awards are paid in shares of stock to the Director, or, in the case of death, to the Director's designated beneficiary or estate. Such payment includes additional shares credited annually with respect to the dividends that would have been paid during the year had the share credits been issued as shares of stock.

                           Directors who are not officers of Morgan or the Bank may defer compensation for services rendered as Board members or as members of Board committees pursuant to the Deferred Compensation Plan for Directors' Fees adopted by the Boards of Morgan and the Bank in 1973 and last amended in 1991. The Plan permits Directors to make separate deferral elections with respect to their annual retainer and their meeting fees. Participating Directors may elect under the Plan to direct Morgan or the Bank to credit deferred amounts to (i) a Deferred Cash Account, (ii) a Deferred Stock Value Account or (iii) a combination of both. The Plan provides that amounts deferred to the Deferred Cash Account are credited with interest equivalents. Amounts deferred to the Deferred Stock Value Account are treated as "Units Based on Stock Value" and are credited with dividend equivalents. Participating Directors are entitled to receive cash distribution of the balance in their accounts in full or in annual installments (not to exceed 15 years) after termination of service as a Director.

                           Retired Directors are eligible to serve as members of the Bank's Directors Advisory Council. Members of the Council receive an annual retainer of $30,000.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
ROLE OF THE
COMMITTEE
AND THE BOARD
                           The Committee on Management Development and Executive Compensation, composed entirely of independent outside directors ("Outside Directors"), is responsible for determining and administering Morgan's executive compensation policies for its senior management within guidelines and plans approved by the Board of Directors. William S. Lee was a member of the Committee until his death in July, 1996. Riley P. Bechtel became a member of the Committee in January, 1997. The Committee's recommendations regarding officers who are Directors are subject to the approval of the full board of Outside Directors (with officer directors not participating).

COMPENSATION
PHILOSOPHY
                           Morgan's executive compensation program is designed to attract, reward, and retain highly qualified executives and to encourage the achievement of business objectives, including superior corporate performance. The program seeks:

                           o To foster a performance-oriented environment, where variable compensation is based upon corporate and business group as well as individual performance as measured by achievement of short-term and long-term objectives, taking into account economic conditions and competitive compensation levels.

                           o   To  enhance   management's  focus  on  maximizing
                               long-term stockholder value through a strong emphasis on stock-based compensation.

                           o To increase the variable portion of total compensation (both cash and stock) as an individual's level of responsibility increases. This further aligns the interests of senior management and stockholders.

                           o To promote a cohesive, team-oriented ethic among members of senior management in order to maintain the competitive advantage of efficiently integrating diverse global business capabilities.

COMPONENTS OF
EXECUTIVE
COMPENSATION
PROGRAM
                           Total compensation for Morgan's senior management is composed of base salary, profit sharing, annual incentive compensation (of which a substantial portion is awarded in the form of restricted stock) and stock option awards.


BASE SALARY
                           Base salaries for Morgan's senior management are determined by evaluating the responsibilities associated with the position held and an individual's overall level of experience. However, in keeping with Morgan's emphasis on variable rather than fixed compensation, base salaries represent a relatively low percentage of total compensation for these individuals.

PROFIT SHARING
                           Members of senior management generally have been eligible for a firm-wide profit sharing program, under which full-time employees receive an annual award equal to a percentage of base salary. The percentage, which applies only to the first $100,000 of base salary for each individual, is determined annually by the Board of Directors, based on its assessment of Morgan's overall performance for the year. Beginning with the 1997 performance year, in order to consolidate variable pay into the incentive compensation program, managing directors of Morgan, including members of senior management, and certain other officers of Morgan will no longer be eligible for the profit sharing program.
INCENTIVE
COMPENSATION
                           In keeping with its philosophy of increasing, as an officer's level of responsibility increases, the portion of total compensation that depends upon individual and Morgan performance, Morgan's executive compensation program is heavily weighted toward incentive compensation.

                           To establish and maintain a common focus and shared goals among Morgan's senior management, an incentive compensation pool for a small number of senior officers is determined at year end by the Committee, based on its assessment of Morgan's performance as measured by various quantitative and qualitative factors. The primary quantitative factors reviewed by the Committee include such financial performance measures as net income (after provision for dividends payable to stockholders) and return on average common stockholders' equity, both as absolute measures and relative to previous years. Qualitative factors evaluated by the Committee include Morgan's performance in relation to industry performance, progress toward achievement of Morgan's short-term and long-term business goals, the quality of Morgan's earnings, and the overall business and economic environment. In making its determination, the Committee also reviews competitive compensation levels.

                           Each participant in the annual incentive compensation pool is allocated a share in the pool, as determined by the Committee, taking into account each participant's level of management responsibility and contribution. Actual incentive compensation awards generated by the pool may be adjusted up or down under special circumstances, to reflect individual or business unit performance. As discussed further below, a substantial portion of these awards is granted in the form of restricted stock.
STOCK-BASED
COMPENSATION
AND STOCK
OWNERSHIP
                           The Committee believes that stock ownership enhances individuals' focus on maximizing long-term stockholder value. Accordingly, senior officers are strongly encouraged to develop significant equity positions in Morgan. Morgan's executive compensation programs are designed to facilitate stock ownership and to ensure that, as an individual's level of responsibility increases, financial rewards depend significantly on Morgan's overall performance.

RESTRICTED STOCK
                           Each year, a substantial proportion of incentive compensation for senior management is awarded in the form of restricted stock, issued at fair market value on the date of grant and subject to five-year vesting. Since the value of restricted stock awards will ultimately depend on the market value of Morgan Common Stock, the Committee believes these awards will serve as an ongoing incentive to preserve and increase stockholder value.

                           For 1996, members of senior management received 45% (50% in the case of the Chairman) of their total incentive compensation awards in the form of restricted stock. This percentage is the same as in 1995, evidencing the Committee's continued commitment to fostering significant senior management stock ownership.

STOCK OPTIONS

                           Morgan's executive compensation program also includes stock option awards, which are intended to provide additional incentive to increase stockholder value. All such awards are granted with an exercise price at or above 100% of the fair market value of Morgan stock on the date of grant and generally become exercisable over three years. Because Morgan stock option awards provide value only in the event of share price appreciation, the Committee believes stock options represent an important component of a well-balanced incentive program. Individual award levels are based upon a subjective evaluation of each individual's overall past and expected future contribution; therefore, no specific formula is used to determine option awards for any employee. Morgan has generally granted stock option awards to members of senior management in January of each year. Beginning in 1997, most stock option awards will be granted in mid-year. As a result, other than the special long-term award granted to Mr. Warner, as described below, and a special long-term award granted to Mr.

                           Mendoza (the material terms of which are described under "Option Grants in Last Fiscal Year"), stock
                           option   awards   will  not  be   granted  to  senior
                           management until mid-1997.
CORPORATE
PERFORMANCE
AND CEO
COMPENSATION

                           The Committee believes that J.P. Morgan continues to enhance its position as a leading global financial intermediary and meet the challenges of an increasingly competitive environment. Net income increased 21% in 1996 to $1.574 billion from $1.296 billion in 1995. Results were strong across the range of the firm's diversified global activities, with notable growth in the volume of business done for clients. Return on equity rose to 14.9% from 13.6% in the prior year.

                           In his second year as Chairman and Chief Executive Officer of Morgan, Mr. Warner continued his strong leadership of the firm. Since assuming his current roles in January 1995, and in his capacity as President beginning in January 1990, Mr. Warner has guided the company to expand client relationships, in order to reap greater value from the firm's investment in its range of sophisticated financial capabilities, to strengthen its core competencies and to continue careful management of costs and risks.

                           In recognition of his excellent individual performance and the strong results of the firm, Mr. Warner's total annual compensation for 1996 was increased 39.0% to $5,858,500, including a restricted stock award with a grant date value of $2,625,000. This total does not include a special long-term award of restricted stock with a grant date value of $2,937,813, which is discussed below. Both the annual and special restricted stock awards are included under long-term awards in the Summary Compensation Table. Mr. Warner was allocated the largest share in the incentive compensation pool for senior officers for 1996, and the percentage of annual incentive compensation that he received in the form of restricted stock--50%--was the highest in the firm. In setting Mr. Warner's compensation, the Committee also takes into account the compensation levels of chief executive officers of Morgan's peer companies and the compensation of other senior officers of Morgan.

                           With the approval of the full board of Outside Directors, the Committee granted Mr. Warner a special long-term award of stock options and restricted stock, with several objectives: to link his compensation over time more significantly to the performance of the firm, through an interest in the performance of Morgan's stock that is comparable to those of chief executives at peer companies, and to provide a strong incentive for Mr. Warner to continue to commit his outstanding leadership skills to Morgan.

                           The special stock option grant was for 300,000 restricted share credits with an exercise price of $104.92 per share. This stock option award may be exercised for restricted share credits during a 4-year period commencing on the sixth anniversary of the grant date, and such share credits, except for a distribution of sufficient shares to pay the exercise price, will generally vest on the tenth anniversary of the grant date (with pro rata vesting upon death or disability prior to such date), subject to Mr. Warner's continued employment with Morgan. The special restricted stock grant was for 35,000 restricted share credits which will generally vest on the 10th anniversary of the grant date (with pro rata vesting upon death or disability prior to such date), subject to Mr. Warner's continued employment with Morgan.

TAX DEDUCTIBILITY
OF EXECUTIVE
COMPENSATION

                           Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation in excess of $1 million paid to certain members of senior management, unless the payments are made under plans which satisfy the technical requirements of the statute (and regulations). While the Committee currently intends to pursue a strategy of maximizing deductibility of senior management compensation by making awards under the 1995 Executive Officer Performance Plan and 1995 Stock Incentive Plan (both of which meet the requirements of Section 162(m) and were approved by stockholders during 1995), it also believes it is important to maintain the flexibility to take actions it considers to be in the best interest of Morgan and its stockholders, which may be based on considerations in addition to Section 162(m).

                           The Committee on Management Development and Executive Compensation

                           James R. Houghton, Chairman
                           Riley P. Bechtel
                           Lee R. Raymond

STOCK
PERFORMANCE
GRAPHS

The following graphs show changes over the past five- and ten-year periods in the value of $100 invested in: (1) Morgan's Common Stock; (2) the Standard & Poor's 500 Index; (3) Standard & Poor's Financial Index and (4) companies which comprised the Dow Jones Industrial Average as of December 31, 1996 (of which Morgan is one).



J.P. MORGAN COMPARISONS OF FIVE YEAR TOTAL STOCKHOLDER RETURN

[The following table represents a chart in the printed piece.]


                      1991       1992      1993       1994      1995      1996
--------------------------------------------------------------------------------
J.P. Morgan           100.0       99.4     108.6       92.0     137.3     173.4
S&P 500               100.0      107.6     118.4      120.0     165.0     202.7
S&P Financial         100.0      123.3     136.9      132.2     203.4     274.7
DJ Industrial         100.0      107.4     125.6      132.0     180.6     232.6




J.P. MORGAN COMPARISONS OF TEN YEAR TOTAL STOCKHOLDER RETURN

[The following table represents a chart in the printed piece.]


                      1986    1987    1988    1989    1990    1991    1992   1993   1994   1995   1996
J.P. Morgan           100.0    90.8    91.1   119.8   127.0   203.6  202.4  221.1  187.3  279.5  353.0
S&P 500               100.0   105.2   122.5   161.2   156.2   203.6  219.1  241.1  244.3  335.8  412.8
S&P Financial         100.0    83.2    98.3   130.4   102.5   154.3  190.2  211.2  203.9  313.7  423.8
DJ Industrial         100.0   105.5   122.5   161.9   161.0   200.0  214.8  251.2  263.9  361.1  465.2

The year-end values of each investment shown in the preceding graphs are based on share price appreciation plus dividends, with the dividends reinvested as of the last business day of the month during which such dividends were ex-dividend. The calculations exclude trading commissions and taxes. Total stockholder returns from each investment, whether measured in dollars or percentages, can be calculated from the year-end investment values shown beneath each graph.

SUMMARY
COMPENSATION
TABLE

The following table sets forth, for the years ending December 31, 1996, 1995, and 1994, the annual and long-term compensation paid or accrued for those years by Morgan to the Chief Executive Officer and the four most highly compensated executive officers of Morgan.

===============================================================================================================

                              ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                  ------------------------------------------        ----------------------
                                                                    AWARDS
                                                                    ----------------------
                                                                                 SECURITIES
                                                                    RESTRICTED   UNDERLYING
                                                       OTHER ANNUAL STOCK        STOCK            ALL OTHER
 NAME AND                       SALARY                 COMPENSATION AWARD        OPTIONS          COMPENSATION
 PRINCIPAL POSITION       YEAR  ($)       BONUS ($)(1) ($)(2)       ($)(3)(4)    (# SHARES)(5)    ($)(6)
---------------------------------------------------------------------------------------------------------------
 Douglas A. Warner III    1996  $600,000  $2,633,500   $       0    $5,562,813   300,000          $30,651
 Chairman                 1995   591,667   1,815,800           0     1,808,700    75,000           27,110
                          1994   500,000   1,449,600           0     1,763,200    90,000           22,056

 Roberto G. Mendoza       1996   425,000   2,208,500     351,253     3,772,531   200,000           18,496
 Vice Chairman            1995   425,000   1,678,300           0     1,367,400    40,000           14,234
                          1994   425,000   1,353,400           0     1,645,700    75,000           15,703

 Kurt F. Viermetz         1996   425,000   2,208,500           0     1,800,000         0            8,500
 Vice Chairman            1995   425,000   1,678,300           0     1,367,400    40,000            7,000
                          1994   425,000   1,353,400           0     1,645,700    75,000            7,000

 Michael E. Patterson     1996   397,917   1,851,000           0     1,507,500         0           10,673
 Vice Chairman            1995   371,250   1,162,000           0       945,000    40,000            7,000
                          1994   330,000     947,400           0       769,400    60,000            7,000

 John A. Mayer Jr.        1996   327,500   1,576,000           0     1,282,500         0           54,712
 Chief Financial Officer  1995   300,000   1,200,800           0       976,700    30,000           46,513
                          1994   300,000   1,143,300           0       929,700    50,000           39,086
---------------------------------------------------------------------------------------------------------------


(1) Includes the cash portion of awards under the Bank's profit sharing program.

(2) Mr. Mendoza deferred his 1996 annual bonus into Morgan Common Stock equivalents; the amount reported in this column represents the difference between the fair market value of Morgan Common Stock and the conversion price for such deferrals on the date such deferral was credited to his account. Note that annual bonus deferral elections are made substantially prior to the time when the conversion price is determinable. Furthermore, the conversion price for stock-based deferrals is determined based upon a predetermined formula and could be either higher or lower than the fair market value of Morgan Common Stock on the actual date such deferrals are credited.

(3) The amounts reported in this column represent the fair market value of restricted stock units awarded at 100% of the fair market value of Morgan Common Stock on the grant date ((Special awards (described below) - $83.9375) 1996 -- $103.438, 1995 -- $75.625 and 1994 -- $60.50) without diminution in value attributable to the restrictions on such stock. Annual dividend equivalents are paid in cash or are converted into additional share credits in accordance with the terms of the awards and the provisions of the plan(s) under which they were granted. Except for the special long-term awards granted to Messrs. Warner and Mendoza, Restricted Stock awards generally become vested five years after the date of grant thereof or, in the case of death, become immediately vested in full. The amounts reported in this column for 1996 include special long-term awards granted to Messrs. Warner and Mendoza of 35,000 and 23,500 restricted stock units respectively. The value of these special long-term awards as reported in this column for Messrs. Warner and Mendoza are $2,937,813 and $1,972,531 respectively. The special long-term awards granted to Messrs. Warner and Mendoza will generally vest 10 years after the grant thereof, with pro rata vesting upon death or disability prior to such date. Generally, a committee composed of all non-employee Directors may accelerate vesting of Restricted Stock in its sole discretion.

(4) The named officers had non-vested Restricted Stock award balances outstanding as of January 15, 1997 of 197,555 shares ($19,433,812), 165,899 shares ($16,297,001),  142,399 shares ($14,002,814),  77,470 shares ($7,647,690)
and 85,516 shares ($8,420,571) for Messrs. Warner, Mendoza, Viermetz, Patterson and Mayer respectively. Dollar values are based on (i) the closing price of Morgan Common Stock on December 31, 1996 ($97.625) for shares which were outstanding on such date and (ii) the average of the high and low prices of Morgan Common Stock on January 15, 1997 ($103.438) for shares awarded as of such date.

(5) The amounts reported in this column for 1996 represent special long-term awards granted to Messrs. Warner and Mendoza of 300,000 and 200,000 options respectively (see "Option Grants in Last Fiscal Year" for a description of the material terms of these special long-term awards). Beginning in 1997, most stock option awards will be granted in the middle of each calendar year, instead of in January. As a result, other than the special long-term awards granted to Messrs. Warner and Mendoza, stock option awards will not be granted to senior management until mid-1997.

(6) Includes (i) contributions to the Bank's deferred profit sharing plan of $8,500, $7,000, and $7,000 for 1996, 1995 and 1994, respectively, for Messrs.
Warner, Mendoza, Viermetz, Patterson, and Mayer and (ii) interest exceeding 120% of the applicable federal rate deemed to have accrued on deferrals under Morgan's incentive compensation plans (based on termination and distribution at the earliest date permissible under the plans although no such interest will be accrued assuming employment until normal retirement age) of $22,151, $20,110 and $15,056 for Mr. Warner for 1996, 1995 and 1994, respectively; $9,996, $7,234 and
$8,703 for Mr. Mendoza for 1996, 1995 and 1994, respectively; $2,173 for Mr. Patterson for 1996; and $46,212, $39,513 and $32,086 for Mr. Mayer for 1996,
1995 and 1994, respectively.

STOCK OPTIONS

The following tables show, for the Chief Executive Officer and the four most highly compensated executive officers of Morgan, information relating to stock options awarded by Morgan. The first table shows, along with certain additional information, the estimated grant date present value of stock options granted in respect of the last fiscal year. These values are calculated pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC") and are calculated under the Black-Scholes model for pricing options. The actual pre-tax gain, if any, realized upon the exercise of stock options will depend upon the excess, if any, of the market price of Morgan Common Stock over the exercise price per share of the stock option at the time such stock option is exercised. The second table shows certain information relating to stock options exercised during the previous fiscal year and stock options outstanding as of December 31, 1996 or awarded in respect of the 1996 fiscal year. Morgan does not grant any Stock Appreciation Rights.


OPTION GRANTS IN LAST FISCAL YEAR
=======================================================================================

Individual Grants
---------------------------------------------------------------------------------------

                                           % OF
                                           TOTAL                                  ESTIMATED
                                           OPTIONS   EXERCISE OR                 GRANT DATE
                               OPTIONS   GRANTED TO  BASE PRICE   EXPIRATION       PRESENT
NAME                          GRANTED(#) EMPLOYEES   (2)($/SH)       DATE          VALUE (3)
--------------------------------------------------------------------------------------------
Douglas A. Warner III........ 300,000(1)  46.47%     $104.92       10/14/06       $4,401,000
Roberto G. Mendoza........... 200,000(1)  30.98       104.92       10/14/06        2,934,000
Kurt F. Viermetz.............       0      0.00          N/A            N/A              N/A
Michael E. Patterson.........       0      0.00          N/A            N/A              N/A
John A. Mayer Jr.............       0      0.00          N/A            N/A              N/A
--------------------------------------------------------------------------------------------

(1) Special long-term awards of options granted at 125% fair market value on the grant date, October 14, 1996. The special long-term awards of options may be converted by the optionee to restricted share credits during a 4-year period commencing on the sixth anniversary of the grant date and, except for the distribution of sufficient shares to pay the exercise price, generally vest on the tenth anniversary of the grant date, subject to the optionee's continued employment with Morgan.

(2) Beginning in 1997, most stock option awards will be granted in the middle of each calendar year, instead of in January. As a result, other than the special long-term awards granted to Messrs. Warner and Mendoza, stock option awards will not be granted to senior management until mid-1997. Assuming a total of 5.15 million options are granted by mid-1997, the special long-term awards to Messrs. Warner and Mendoza would represent 5.83% and 3.88%, respectively, of total employee option grants.


(3) Valued using the Black-Scholes option pricing model. The assumptions used for the variables in the model were: 18.5% volatility; a 10-year risk-free rate of 6.76%, compounded annually; a 3.86% dividend yield; and a 10-year option term.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES
---------------------------------------------------------------------------------------------------------------


                             AGGREGATE OPTION EXERCISES UNEXERCISED OPTIONS AT FY-END
                             -------------------------- -----------------------------
                                                                                 VALUE OF SECURITIES UNDERLYING
                             SHARES                     NUMBER (#)               IN-THE-MONEY OPTIONS ($)
                             ACQUIRED                   -------------------------------------------------------
                             ON EXERCISE  VALUE                        UNEXER-                 UNEXER-
NAME                         (#)          REALIZED ($)  EXERCISABLE    CISABLE   EXERCISABLE   CISABLE
---------------------------------------------------------------------------------------------------------------
Douglas A. Warner III......  27,097       $1,224,432    322,723        420,000   $13,023,937   $3,455,625
Roberto G. Mendoza.........       0                0    202,500        277,500     6,845,000    2,359,375
Kurt F. Viermetz........... 125,546        5,442,409    202,500         77,500     6,845,000    2,359,375
Michael E. Patterson.......       0                0    210,888         70,000     9,756,571    2,072,500
John A. Mayer Jr...........  15,784          649,281    167,607         55,000     6,897,399    1,650,000
---------------------------------------------------------------------------------------------------------------

RETIREMENT
BENEFITS

Pursuant to the Bank's Retirement Plan for United States employees and, in certain cases, the Bank's Benefit Equalization Plan, annual benefits are payable upon retirement to employees of Morgan and the Bank and participating subsidiaries. The amounts shown in the following table are those currently payable under the Retirement Plan (and, where applicable, the Bank's Benefit Equalization Plan) upon retirement in January 1997 at age 65 of a participating employee who has elected to receive his or her pension under a straight-life annuity option.

================================================================================
HIGHEST AVERAGE ANNUAL SALARY OVER ESTIMATED ANNUAL RETIREMENT BENEFITS (1) FOR THREE CONSECUTIVE YEARS OF SERVICE REPRESENTATIVE YEARS OF CREDITED SERVICE
--------------------------------------------------------------------------------
                                    15 Years    20 Years    25 Years    30 Years
--------------------------------------------------------------------------------
$ 50,000 .......................     $12,900     $17,200     $21,500    $25,800
 100,000 .......................      27,150      36,200      45,250     54,300
 150,000 .......................      41,400      55,200      69,000     82,800
 200,000 .......................      51,890      70,457      89,025    107,593
 300,000 .......................      72,789     100,857     128,925    156,993
 500,000 .......................     114,589     161,657     208,722    255,793
--------------------------------------------------------------------------------

(1) The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), limits the amount of annual benefits which may be payable under a Federal income tax qualified plan, such as the Bank's Retirement Plan. As permitted by ERISA, the Bank's Benefit Equalization Plan provides for the payment (out of the general funds of the Bank) of supplemental pension benefits to participants in the Bank's Retirement Plan to the extent such participants' benefits under the Retirement Plan are reduced by reason of the ERISA limitations. The extent of any reduction will vary in individual cases according to circumstances existing at the time retirement benefit payments commence.

The Bank's Retirement Plan for United States employees provides retirement benefits for eligible employees (regular employees with six months continuous service who have attained age 21). Annual benefits payable upon retirement are computed under a formula which is based on the employee's average annual salary for the three highest-paid consecutive years within the final ten years prior to termination of employment. Since February 1, 1993 there has been a $150,000 limit on all future annual salary amounts used in determining retirement benefits under the Retirement Plan, the Benefit Equalization Plan and the International Pension Plan described below. The current annual remuneration covered by the Retirement Plan, taking into account the amendments described above, is $150,000 for all of the individuals named in the Summary Compensation Table on page 14 and the credited years of service for such individuals are as follows: Mr. Warner, 28 years; Mr. Mendoza, 28 years; Mr. Viermetz, 12 years; Mr. Patterson, 9 years; and Mr. Mayer, 30 years. Including benefits accrued prior to the February 1, 1993 effective date of the amendments, the estimated annual benefits for the individuals named in the Summary Compensation Table, assuming retirement at age 65, are as follows: Mr. Warner $217,632; Mr. Mendoza $199,549; Mr. Viermetz $89,205; Mr. Patterson $71,059 and Mr. Mayer $155,311. As
part of an agreement with Mr. Patterson, he will receive an additional seven years of credited service which will provide a supplemental retirement benefit of $42,960 paid from the Benefit Equalization Plan. Mr. Viermetz has 20 years credited service under the Bank's Pension Plan for Employees in Germany and under that plan is entitled to receive a retirement benefit in the annual amount of DM 87,230 upon retirement at or after age 65.

Morgan's International Pension Plan, of which Mr. Viermetz is a member by virtue of prior overseas service, provides additional retirement benefits to certain employees assigned outside their home countries, based on the employee's average annual salary for the three highest-paid consecutive years within the final ten years of credited service preceding retirement. The International Pension Plan benefit is paid in a lump sum and is determined by multiplying such average salary by the employee's years of credited service and a lump sum accrual rate factor based on the employee's age and deducting an amount equal to the total of all other retirement benefits payable under other Morgan plans and government sponsored pension benefits worldwide. As of December 31, 1996 Mr. Viermetz would have been entitled to receive a lump sum retirement benefit of approximately $1.9 million under the International Pension Plan.

--------------------------------------------------------------------------------

TRANSACTIONS
WITH DIRECTORS
AND OFFICERS

Some of Morgan's Directors and executive officers and their associates, including affiliates, and organizations of which some of Morgan's Directors are officers or trustees, have had transactions in the ordinary course of business with Morgan and subsidiaries of Morgan, including the Bank. Such transactions have included borrowings (all of which were on substantially the same terms, including interest rates, and collateral, if any, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable factors), deposits, purchases of commercial paper issued by Morgan or one of its subsidiaries, purchases of government, municipal and certain other securities, and investment banking, financial advisory, and other financial services and market transactions.

In the ordinary course of business Morgan and its subsidiaries, including the Bank, use the products or services of a number of organizations with which Directors of Morgan are affiliated as officers, including Corning Incorporated and Exxon Corporation. It is expected that Morgan and the Bank will in the future have transactions with organizations with which Directors of Morgan are affiliated as officers or directors.


2 APPROVAL OF INDEPENDENT ACCOUNTANTS

  For the year 1997 the Board of Directors of Morgan has designated the firm of Price Waterhouse LLP to examine the financial statements of Morgan and its consolidated subsidiaries, including the Bank, and to assist the Examining Committee of the Bank in making its Directors' examination in accordance with applicable laws and regulations. This designation is in accordance with the recommendation of the Audit Committee of Morgan. The Board of Directors is submitting the designation to the stockholders for approval. Price Waterhouse LLP served as Morgan's principal independent accounting firm for the year 1996. Total audit fees to independent accounting firms in 1996 amounted to approximately $11.7 million.

  Representatives of Price Waterhouse LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

  The affirmative vote of a majority of the shares of Common Stock of Morgan represented and voting at the annual meeting is required for approval of the foregoing proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING PROPOSAL.

3 STOCKHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING

  Mr. John J. Gilbert, 29 East 64th Street, New York, New York 10021-7043, who owns 320 shares of Common Stock of Morgan, has indicated that he will introduce the following resolution at the meeting:

     "RESOLVED: That the stockholders of J.P. Morgan & Co., Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

  In support of the foregoing resolution, the proponent states:

     "Continued very strong support along the lines we suggest were shown at the last annual meeting when 25.56%, an increase over the previous year, 2,360 owners of 37,447,670 shares, were cast in favor of this proposal. The vote against included 2,957 unmarked proxies.

     "A California law provides that all state pension holdings and state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

     "The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

     "We think cumulative voting is the answer to find new directors for various committees. Some recommendations have been made to carry out the CERES 10 points. The 11th should be, in our opinion, having cumulative voting and ending staggered boards. When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. The huge derivative losses might have also been prevented with cumulative voting.

     "Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Ingersoll-Rand also having cumulative voting won two awards. FORTUNE magazine ranked it second in its industry as `America's Most Admired Corporations' and the WALL STREET TRANSCRIPT noted `on almost any criteria used to evaluate management, Ingersoll-Rand excels.' In 1994 and 1995 they raised their dividend.

     "Lockheed-Martin, as well as VWR Corporation, now have a provision that if anyone has 40% or more of the shares cumulative voting applies, it applies at the latter company.

     "In 1995 American Premier adopted cumulative voting. Alleghany Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights.

     "If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

   The affirmative vote of a majority of the shares of Common Stock of Morgan represented and voting at the annual meeting is required for approval of the foregoing proposal.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

   Cumulative voting permits relatively small groups of stockholders to elect directors to represent their particular interests or points of view. The Board of Directors believes there should never be any question as to whether each Director is acting for the benefit of all of the stockholders rather than as a representative of any special group. For this reason, the Board of Directors believes that the institution of cumulative voting in the election of Directors would be contrary to the best interests of Morgan's stockholders as a whole.


 4 STOCKHOLDER PROPOSAL RELATING TO DIRECTOR TERM LIMITS

   Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who owns 50 shares of Common Stock of Morgan, has indicated that she will introduce the following resolution at the meeting:

     "RESOLVED: That the stockholders of J.P. Morgan recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years."

In  support  of the  foregoing  resolution,  the  proponent  states:

     "REASONS: The President of the U.S.A. has a term limit, so do Governors of many states.

     "Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders.

     "No director should be able to feel that his or her directorship is until retirement.

     "If you AGREE, please mark your proxy FOR this resolution."

   The affirmative vote of a majority of the shares of Common Stock of Morgan represented and voting at the annual meeting is required for approval of the foregoing proposal.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

   The Board of Directors believes that the familiarity with Morgan's operations acquired over a substantial period of service as a director enhances the individual's ability to contribute to the deliberations of the Board and provides a continuity to those deliberations which is beneficial to stockholders.

5 OTHER MATTERS

   The Board of Directors of Morgan does not know of any matters which may be presented at the meeting other than those specifically set forth in the Notice of Annual Meeting. If other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.


   SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the 1934 Act requires Morgan's executive officers, Directors and persons who own more than ten percent of a registered class of Morgan's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange (the "NYSE"). These Reporting Persons are required by SEC regulation to furnish Morgan with copies of all Forms 3, 4 and 5 that they file with the SEC and NYSE.

   Based solely on Morgan's review of the copies of the Forms it has received and written representations from certain Reporting Persons, Morgan believes that all of its Reporting Persons complied with all filing requirements applicable to them with respect to transactions during fiscal year 1996. Dennis Weatherstone made a late filing in 1996 reporting a contribution of shares to a charitable organization for the fiscal year 1995.

   The expense of the Board of Directors' proxy solicitation will be borne by Morgan. In addition to the use of the mails, proxies may be solicited by personal interview or by telephone. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies; and, if they in turn so request, Morgan will reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such material. Directors, officers and regular employees of Morgan or the Bank may also solicit proxies without additional remuneration therefor. Morrow & Co., Inc., New York, New York, has been retained to aid in the solicitation of proxies for a fee of $8,500 plus out-of-pocket expenses.

   Stockholders are urged to sign the accompanying form of proxy, solicited on behalf of the Board of Directors of Morgan, and return it at once in the envelope provided for that purpose. Proxies will be voted in accordance with the stockholders' directions. If no directions are given, proxies will be voted for the election of the nominees for Directors set forth in this Proxy Statement, for the approval of the independent accountants recommended by the Board of Directors, and against the stockholder-proposed resolutions relating to cumulative voting and director term limits. The proxy does not affect the right to vote in person at the meeting and may be revoked at any time before it is voted. A stockholder who wishes to give a proxy to someone other than the proxies designated by the Board of Directors may strike out the names appearing on the enclosed form of proxy, insert the name of some other person, sign the form and transmit it to that person for use at the meeting. A plurality of the votes of the shares of Common Stock represented at the annual meeting in person or by proxy is required for the election of Directors. Accordingly, abstentions and broker non-votes will not affect the outcome of elections. The affirmative vote of the majority of the shares of Common Stock represented at the annual meeting in person or by proxy and entitled to vote is required for all other matters. Abstentions for such items will be counted as voting in respect of such item and therefore will have the effect of a negative vote. However, proxies returned by brokers as "non-votes" for any item as to which brokers may not vote without instructions from the beneficial owners will not be counted as voting in respect of such item.

   Proxies, ballots and voting tabulations identifying stockholders are secret and will not be available to anyone, except as actually necessary to meet legal requirements.

--------------------------------------------------------------------------------

STOCKHOLDER
PROPOSALS

Proposals of stockholders intended to be presented at the 1998 annual meeting of stockholders of Morgan must be received by Morgan not later than November 25, 1997 in order to be included in the proxy statement and form of proxy relating to such annual meeting.



Dated: March 24, 1997                       Rachel F. Robbins
                                            Secretary

                                                                      EXHIBIT A


EXECUTIVE OFFICERS OF MORGAN

The following individuals are the current executive officers of Morgan. The Chairman of the Board, President, Chairman of the Executive Committee, and Vice Chairmen of the Board of Morgan are elected annually by the Board of Directors to serve until the next annual election of officers and until their respective successors have been elected and have qualified. All other executive officers are elected annually and hold office at the pleasure of the Board of Directors.

===================================================================================================================================

NAME                             AGE       POSITION
-----------------------------------------------------------------------------------------------------------------------------------

Douglas A. Warner III...........50.........Chairman of the Board and President of Morgan and the  Bank. See "Election
                                           of Directors" on page 2.

Roberto G. Mendoza..............51.........Vice Chairman of the Board of Morgan and the Bank. See "Election of Directors" on page 3.

Michael E. Patterson............55.........Vice Chairman of the Board of Morgan and the Bank. See "Election of Directors" on page 4.

Kurt F. Viermetz................57.........Vice Chairman of the Board of Morgan and the Bank. See "Election of Directors" on page 4.

John A. Mayer Jr................57.........Chief Financial Officer of Morgan and the Bank since June 1995; Managing
                                           Director of Morgan from January 1990 and of the Bank from February
                                           1989 to June 1995.

Rachel F. Robbins...............46.........General Counsel and Secretary of Morgan since February 1996 and Managing Director,
                                           General Counsel and Secretary of the Bank since March 1997; Managing Director of Morgan and of J.P. Morgan Securities Inc. since January 1988; General Counsel and Secretary of
                                           J.P. Morgan Securities Inc. since January 1986; Deputy General Counsel of Morgan from
                                           July 1992 to February 1996.

David H. Sidwell................43.........Managing Director and Controller of Morgan and the Bank since December 1994; Senior
                                           Vice President and Controller of Morgan and the Bank from April 1994 to December 1994;
                                           Senior Vice President of the Bank from February 1989 to April 1994.

Stephen G. Thieke...............50.........Managing Director and Head of Corporate Risk Management of Morgan since March 1996;
                                           Chairman, Market Risk Committee of Morgan since June 1993 and Chairman of the Board of
                                           J.P. Morgan Securities Inc. since November 1993 and from April 1991 to October 1992;
                                           Managing Director of Morgan from March 1991 to June 1993; President of J.P. Morgan
                                           Securities Inc. from October 1990 to November 1993; Vice Chairman of the Board of J.P.
                                           Morgan Securities Inc. from February 1990 to April 1991 and from October 1992 to
                                           November 1993.
-----------------------------------------------------------------------------------------------------------------------------------

                                     [LOGO]
                           Printed on recycled paper.

P
R
O
X
Y


J.P. MORGAN & CO. INCORPORATED
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 14, 1997

The undersigned hereby constitutes and appoints E. Deane Leonard, Edward F. Murphy and Rachel F. Robbins, and each of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of J.P. MORGAN & CO. INCORPORATED to be held in Morgan Hall West, 46th floor, 60 Wall Street, New York, New York, on Wednesday, May 14, 1997, at 11 a.m., and at any adjournment of said meeting, and to vote, as directed on the reverse side of this card, on all specified matters coming before said meeting, and in their discretion, upon such other matters not specified as may come before said meeting.

Election of Directors, Nominees:

Douglas A. Warner III, Riley P. Bechtel, Martin Feldstein,  Hanna H. Gray, James
R. Houghton, James L. Ketelsen, John A. Krol, Roberto G. Mendoza, Michael E. Patterson, Lee R. Raymond, Richard D. Simmons, Kurt F. Viermetz, Dennis Weatherstone and Douglas C. Yearley.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD TO J.P. MORGAN & CO. INCORPORATED, C/O FIRST CHICAGO TRUST COMPANY, P.O. BOX 8212, EDISON, NJ 08818-9079.


                                                             ------------------
                                                                 SEE REVERSE
                                                                     SIDE
                                                             ------------------

/  X  /   PLEASE MARK YOUR                                           0123
          VOTES AS IN THIS
          EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
================================================================================
THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 IF NO CHOICE IS SPECIFIED.
--------------------------------------------------------------------------------

1. Election of
   Directors.
   (see reverse)

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

/ / FOR     / / WITHHELD




2. Approval of independent accountants.

/ / FOR      / / AGAINST      / / ABSTAIN

================================================================================





THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 3 AND 4.

================================================================================
THIS PROXY WILL BE VOTED "AGAINST" ITEMS 3 AND 4 IF NO CHOICE IS SPECIFIED.
--------------------------------------------------------------------------------

3. Stockholder proposal relating to cumulative voting.

/ / FOR      / / AGAINST      / / ABSTAIN



4. Stockholder proposal relating to director term limits.

/ / FOR      / / AGAINST     / / ABSTAIN

================================================================================






SIGNATURE(S) ______________________________________________  DATE ______________
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^








                         J.P. Morgan & Co. Incorporated

                                 Annual Meeting
                                       of
                                  Stockholders

                             Wednesday, May 14, 1997
                                   11:00 a.m.

                         J.P. Morgan & Co. Incorporated
                                Morgan Hall West
                                 60 Wall Street
                            New York, N.Y. 10260-0060


                                IMPORTANT NOTICE
                           --------------------------
                     IT IS IMPORTANT THAT YOU VOTE, SIGN AND
                   RETURN THE ABOVE PROXY AS SOON AS POSSIBLE.